SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2011

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

On March 9, 2011, Wausau Paper Corp. announced that Patrick J. Medvecz will be appointed to the position of Senior Vice President—Operations and that Michael W. Nelson will be appointed to the position of Senior Vice President—Paper.  Each of these promotions will take effect on March 15, 2011.

Mr. Medvecz, 47, joined the Company in 1993 and, since 2009, has served as the Company’s Corporate Vice President—Manufacturing and Technology.  Prior to serving in that role, Mr. Medvecz held the positions of Corporate Vice President—Technology (since 2007) and, prior to that, Vice President, Operations for the company’s specialty products business unit, which is now part of the Paper segment.

Mr. Nelson, 44, joined the Company in 2007 as Vice President—Sales and Marketing for the Company’s specialty products business unit.  Mr. Nelson was promoted to Vice President—Sales and Marketing for the Paper segment in 2010.  Prior to joining the Company in 2007, Mr. Nelson served as Vice President, Sales and Marketing for the Printing and Carbonless Papers division of Glatfelter Corporation.

A press release containing the Company’s announcement is attached to this report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Press release dated March 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  March 9, 2011

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated March 9, 2011

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

Exhibit 99.1

Press release dated March 9, 2011